State of New Jersey
OFFICE OF THE ATTORNEY GENERAL
DEPARTMENT OF LAW AND PUBLIC SAFETY
DIVISION OF CRIMINAL JUSTICE
ONE APOLLO DRIVE
WHIPPANY, NJ 07981
TELEPHONE: (973) 599-5900

JAMES E. MCGREEVEY                                                                  PETER C. HARVEY
Governor                                                                                            Attorney General

                                                                                                           VAUGHN L. MCKOY
                                                                                                           Director

June 30, 2004

Barry H. Evenchick, Esq.
Walder, Hayden & Brogan, P.A.
5 Becker Farm Road
Roseland, New Jersey 07068

Re:  State of New Jersey v. NUI Energy Brokers. Inc.

Dear Mr. Evenchick:

This letter sets forth the full and complete plea agreement between your client, NUI Energy Brokers, Inc., and the Division of Criminal Justice for the State of New Jersey.

The following are the terms of the plea agreement:

1. The State will accept from NUI Energy Brokers, Inc. ("Energy Brokers") a guilty plea to an Accusation charging one count of Misconduct by a Corporate Official, in the third degree, in violation of N.J.S.A. 2C:21-9c, N.J.S.A. 2C:2-6, and N.J.S.A. 2C:2-7. If Energy Brokers enters a guilty plea to the above charge and is sentenced on that charge, and fully complies with the terms specified below, then this Office will not prosecute Energy Brokers, NUI Corporation, or any other subsidiary of NUI Corporation for any other criminal violations arising out of the heretofore disclosed conduct (i) related to the purchase and sale of gas by Energy Brokers, between approximately April 1997 and approximately January 2004, and (ii) related to the Order of the New Jersey Board of Public Utilities, dated April 26, 2004.

2. The defendant agrees to pay a fine of $500,000. The fine shall be paid in the following manner: $200,000 shall be paid immediately upon entry of the guilty plea. The remaining $300,000 shall be paid (i) on the day of sentencing, or (ii) within one business day after the close of a sale of Energy Brokers and/or NUI Corporation, whichever of those two events shall occur earlier in time. The State reserves the right to supply any factual information required by the sentencing Court in connection with the imposition of a fine.

3. Energy Brokers agrees to cooperate fully with the State of New Jersey in any

Barry H. Evenchick, Esq.
June 30, 2004

and all matters in which the State inquires. Energy Brokers understands that full cooperation includes the provision of any and all documents requested by the State and disclosure of all information concerning any activities by the corporation, any subsidiary, parent or entity in which Energy Brokers has a financial interest, any employee, any agent of the corporation and/or others about which representatives of the Division of Criminal Justice may inquire. Energy Brokers further agrees to make its employees, officers, and agents available for questioning at all reasonable times and for testimony in all proceedings, including grand jury and trial proceedings, as to any activities about which they are questioned. Energy Brokers further agrees to provide, and to require its employees, officers and agents to provide, complete, truthful, and accurate information and testimony.

4. Should it be determined by this Office that Energy Brokers has intentionally given materially false, incomplete or misleading testimony or information, or should Energy Brokers breach any provision of this agreement, then this Agreement is null and void and Division of Criminal Justice may prosecute Energy Brokers for any criminal violation of which this Office has knowledge, including but not limited to Misconduct by a Corporate Official. Any such prosecution may be based upon any statements and information provided by Energy Brokers, and all such statements and information may be used against it. In such event, Energy Brokers explicitly agrees to waive any statute of limitations defense and Double Jeopardy defense. Energy Brokers also agrees that it shall not seek return of any funds paid pursuant to this Agreement under any circumstances.

5. Energy Brokers agrees to submit to the State of New Jersey, not less than once annually, for a period of three years beginning on the date sentence is imposed, a notarized, sworn Certification that during the time period from the date of sentence, or from the date of the prior Certification (whichever is later in time), Energy Brokers has neither purchased nor sold gas on behalf of any utility regulated by the State of New Jersey. This Certification shall further state that Energy Brokers has no knowledge that any employee of Energy Brokers has engaged in any criminal conduct with respect to the trading of gas on behalf of any utility regulated by the State of New Jersey.

6. Energy Brokers agrees that it shall not indemnify any person for payment of criminal fines, or restitution, if such person is found liable for a crime relating to the purchase and sale of gas based on such person's employment at Energy Brokers, in an action brought by the State of New Jersey, unless such indemnification is required by Energy Brokers's articles of incorporation and/or by-laws (in effect as of the date of this letter), order of a Court of competent jurisdiction, or Delaware law. In the event that a lawsuit is filed seeking indemnification that would otherwise be prohibited under this paragraph, Energy Brokers shall provide a copy of the Complaint to the State of New Jersey within 10 business days after its receipt.

7. In order to insure that Brian Rose, James Puzio, Joseph Bores, Christine

Barry H. Evenchick, Esq.
June 30, 2004

Frezza, Stanley Brownell, and Joseph Principato have no role in the trading of gas on behalf of Energy Brokers for a period of three years from the date Energy Brokers signs this agreement, Energy Brokers agrees that in that same three-year period, it shall not hire or rehire any of them, as an employee, agent, consultant, or otherwise, and shall not permit any affiliated company to hire or rehire any of them as an employee, agent, consultant, or otherwise. Energy Brokers further agrees that in the event any other person is hereafter convicted of any crime related to the trading of gas by Energy Brokers during the time period covered by this Agreement, then no later than the date of sentencing of such person, unless otherwise prohibited by law, Energy Brokers shall terminate the employment of such person and shall not rehire such person as an employee, agent, consultant, or otherwise, for a period of three years, unless the State of New Jersey expressly agrees to waive such condition in writing.

8. This Agreement is expressly conditioned on the agreement made this same date with NUI Corporation (the "NUI Agreement"), and shall be null and void in the event of a material breach of the NUI Agreement.

9. The promises, agreements, duties, obligations and all provisions of this Settlement Agreement shall be binding upon and inure to the benefit of the State of New Jersey and Energy Brokers, its subsidiaries, parent company(ies), successors, and entity(ies) in which Energy Brokers has a financial interest.

10. No additional promises, agreements or conditions have been entered into with or offered to defendant, other than those set forth in this letter, and none will be entered into unless in writing and signed by all parties.

It is understood that the State reserves the right to speak at the time of sentence.

It is understood that the sentencing Court will order: (1) a mandatory assessment of $50.00 pursuant to N.J.S.A. 2C:43-3.1(2)(a); (2) a mandatory assessment of $75.00 pursuant to N.J.S.A. 2C:43-3.2(a)(1); and (3) a mandatory assessment of $30.00 pursuant to N.J.S.A. 2C:43-3.3.

Barry H. Evenchick, Esq.
June 30, 2004

If you have any questions about this matter, please call me at the telephone number listed below.

                                                 Yours truly,

                                                 PETER C. HARVEY
                                                 Attorney General of New Jersey

                                                 By: /S/ Thomas R. Clark
                                                            Deputy Attorney General
                                                            Tel. No. (973) 599-5921

Barry H. Evenchick, Esq.
June 30, 2004

I certify that I am an officer of NUI Energy Brokers, Inc. with authority to bind the company to this agreement, that I have obtained the necessary approval of any corporate officers, Board of Directors or shareholders to enter into this agreement and that I am authorized to enter into this agreement on behalf of NUI Energy Brokers, Inc. I have read this letter and have discussed its terms with the attorney for NUI Energy Brokers, Inc. I understand its terms and I hereby acknowledge that it fully sets forth the agreement of NUI Energy Brokers, Inc. with the Division of Criminal Justice. There have been no additional promises or representations made to me by any officials or employees of the State or by my attorney in connection with this matter.

Dated:  6/30/04                                          /S/ Steven D. Overly
                                                                       Vice President

Dated:  6/30/04                                         /S/ Barry H. Evenchick, Esq.
                                                                      Walder, Hayden & Brogan, P.A.
                                                                      Counsel for NUI Energy Brokers, Inc.